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                        CONSENT OF INDEPENDENT ACCOUNTANT


     I consent to the inclusion in Host Funding, Inc.'s Registration Statements on Form S-4 (File No. __________) and S-11 (File No. __________) of our report dated May ___, 1995, on our audit of the balance sheet of All American Group, Ltd. dated December 31, 1994, and on our audits of the Financial Statements and Financial Statement Schedule of All American Group, Ltd. for the years ended December 31, 1992, 1993, and 1994. I also consent to the reference to my Firm under the caption "Experts".


San Diego, California
                                   ---------------------------------------------
May ___, 1995                           William H. Ling
                                        Certified Public Accountant